Exhibit 10.2

Form of Restricted Stock Unit Award Agreement

Pursuant to the

Pacer International, Inc. 2006 Long-Term Incentive Plan

PACER INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AWARD

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made and entered into as of the      day of             , 20     by and between Pacer International, Inc. (the “Company”), a Tennessee corporation, and                      (the “Grantee”).

Background Information

The Board of Directors (the “Board”) and the Compensation Committee of the Board have adopted the Pacer International, Inc. 2006 Long-Term Incentive Plan (the “Plan”), and the shareholders of the Company have approved the Plan.

On             , 20    , the Compensation Committee of the Board approved the grant of a restricted stock unit award to the Grantee, subject to the terms of the Plan. The Grantee desires to accept this Restricted Stock Unit Award and agrees to be bound by the terms and conditions of the Plan and this Agreement.

Accordingly, upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement (the “Additional Terms and Conditions”), the Company hereby grants to the Grantee as of the Date of Grant referred to below the Restricted Stock Unit Award described below in consideration of the Grantee’s continued services to the Company.

Each Restricted Stock Unit represents the conditional right to receive a share of the Company’s common stock, par value $0.01 per share (a “Share”), upon satisfaction of the vesting conditions set forth in the Vesting Schedule described below. Capitalized terms used herein and not defined herein have the meaning ascribed to them in the Plan.

A.	Date of Grant: .

B.	Restricted Stock Units: .

C.	Vesting Schedule: The Restricted Stock Units shall vest according to the Vesting Schedule attached as Schedule 1 hereto (the “Vesting Schedule”), which is an integral part of this Agreement. Restricted Stock Units which have not vested will be forfeited.

D.	Delivery of Shares: Shares will be delivered according to Section 4 of the Vesting

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Schedule.

By their signatures below, the Grantee and the Company agree that the Restricted Stock Units are granted under and governed by the terms and conditions of the Plan and this Agreement. The Grantee has reviewed in their entirety this Agreement and the prospectus that summarizes the terms of the Plan, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of his or her counsel and tax advisors prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have signed this Agreement as of the Date of Grant set forth above.

PACER INTERNATIONAL, INC.

By:
Name:
Title:

GRANTEE:

Name:

Instructions to Grantee: Please sign and return this Agreement to [insert name of contact person] within ten days after receipt.

ADDITIONAL TERMS AND CONDITIONS OF

PACER INTERNATIONAL, INC.

2006 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD

1. Forfeiture. The Grantee shall forfeit all of his or her rights to the Restricted Stock

Units if his or her Continuous Status as an Employee or Consultant terminates for any reason before the Restricted Stock Units become vested except as set forth in the Vesting Schedule.

2. No Dividends and Voting Rights; Dividend Equivalents.

(a) No Rights as a Shareholder. Prior to the time the Grantee receives delivery of Shares under this Agreement, the Grantee will have no rights of a stockholder of the Company with respect to Restricted Stock Units. Accordingly, the Grantee will not have the right to vote, will not receive or be entitled to receive cash or non-cash dividends, and will not have any other beneficial rights as a shareholder of the Company.

(b) Dividend Equivalents. At the time of vesting, the Grantee shall receive delivery of additional Shares equal to (i) the amount of aggregate dividends (without interest), if any, that the Grantee would have received if, for the period beginning on the Date of Grant of the Restricted Stock Units, and ending on the date of vesting, the Grantee had owned all of the Shares delivered to the Grantee after vesting pursuant to the Vesting Schedule, divided by (ii) the Fair Market Value of a Share on the date of vesting. Any fractional share resulting shall be rounded down to the nearest whole share. No dividend equivalents shall be paid to the Grantee with respect to any Restricted Stock Units that are forfeited by the Grantee.

3. Tax Consequences.

(a) As a condition of delivery of the Shares, the Grantee (or his or her personal representative) shall deliver to the Company, within five (5) days after the occurrence of the vesting event specified in the Vesting Schedule (or in the event of death, within thirty (30) days of the appointment of the personal representative unless the Company advises the personal representative that an earlier election is required) (a “Vesting Date”), either a certified check or other method of payment authorized by the Committee payable to the Company in the amount of all withholding tax obligations (whether federal, state, local or foreign income or social insurance tax), imposed on the Grantee and the Company by reason of the delivery of Shares, or a Withholding Election Form to be provided by the Company upon request by the Grantee (or personal representative). Except as otherwise provided in this Agreement, upon receipt of payment in full of all withholding tax obligations, the Company shall cause a certificate representing the Shares (which will be unrestricted), or if determined by the Company, such other evidence of the Share’s registration in book-entry form, to be issued and delivered to the Grantee.

(b) If no payment is received or if payment is not timely, the Grantee will be deemed to have elected to satisfy the tax obligation by reduction in Shares. The actual number of Shares delivered shall be reduced by the smallest number of whole Shares which, when multiplied by the Fair Market Value of a Share on the Vesting Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the delivery of the Shares. Once made, the deemed election shall be irrevocable.

4. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Tennessee.

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5. Successors. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their heirs, legal representatives, successors, and permitted assigns.

6. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

7. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

8. Entire Agreement. Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

9. Headings. Section and paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

10. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

11. No Right to Continued Employment. Neither the establishment of the Plan nor the award of Restricted Stock Units hereunder shall be construed as giving the Grantee the right to any continued employment, service or consulting relationship with the Company. Nothing in the Plan or this Agreement shall affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee under the Plan or this Agreement.

12. Section 409A. The Restricted Stock Unit Award is intended, and shall be interpreted, to provide compensation that is exempt from IRS Code Section 409A under the short-term deferral rule and shall be interpreted in accordance with this intention. However, the Company does not warrant that the award will be exempt or comply with IRS Code Section 409A. In no event shall the Company nor any director, officer, or employee of the Company nor any member of the Compensation Committee be liable for any additional tax, interest, or penalty incurred by a participant as a result of the of the Restricted Stock Unit Award failure to satisfy the requirements of IRS Code Section 409A, or failure to satisfy any other requirements of applicable tax laws.

13. Amendment. The Administrator may at any time amend this Agreement, provided however that, no amendment shall impair the rights of the Grantee unless mutually agreed in writing signed by the Grantee and the Company.

SCHEDULE 1: Vesting Schedule to

PACER INTERNATIONAL, INC.

2006 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD

1. Definitions: The following terms used in this Vesting Schedule have the following meanings:

“Cause” means the occurrence or existence of any of the following events or circumstances:

a)	the Grantee’s willful misconduct with respect to the business and affairs of the Company or any of its Subsidiaries;

b)	the Grantee’s willful neglect of duties or the failure to follow the lawful directions of the Board or more senior officers of the Company or its Subsidiary to whom the Grantee reports, including the violation of any material policy of the Company or of any of its Subsidiaries that is applicable to the Grantee;

c)	the Grantee’s material breach of any provision of his or her employment agreement or any other written agreement between the Grantee and the Company or any of its Subsidiaries and, if the breach is capable of being cured, the Grantee’s failure to cure that breach within thirty (30) days of receipt of written notice of such breach from the Company or any of its Subsidiaries;

d)	the Grantee’s commission of a felony or any act of fraud or financial dishonesty with respect to the Company or any of its Subsidiaries; or

e)	the Grantee’s conviction of a crime involving moral turpitude or fraud.

“Good Reason” means the occurrence or existence of any of the following events or circumstances after a Change in Control, without the consent of the Grantee:

(a)	any reduction in the annual base salary (other than an across the board reduction applicable to similarly situated executives), material reduction in employee benefits or fringe benefits required to be provided to the Grantee under the Grantee’s employment agreement with the Company or its Subsidiary, provided that the Grantee notifies the Company, in writing, within 90 days of such reduction and, if such reduction is capable of being cured, the Company’s failure to cure the same within 30 days after the Company’s receipt of such written notice;

(b)	any material reduction in the Grantee’s position, title, duties, reporting responsibilities or authorities; provided that the Grantee notifies the Company, in writing, within 90 days of such material reduction and, if such material reduction is capable of being cured, the Company’s failure to cure the same within 30 days after the Company’s receipt of such written notice;

(c)	any material breach by the Company of its obligations to Grantee under any employment or other written agreement between the Company and Grantee, provided that the Grantee notifies the Company, in writing, within 90 days of such breach and, if such breach is capable of being cured, the Company’s failure to cure the same within 30 days after the Company’s receipt of written notice; or

(d)	the Company’s requirement that the Grantee relocates his or her principal office or place of employment with the Company or its Subsidiary to a location that is more than fifty (50) miles from the present location of the Grantee’s principal office.

“Termination of Employment” means the termination of the Grantee’s Continuous Status as an Employee or Consultant (as defined in the Plan).

“Tranche” has the meaning set forth in paragraph 2 below.

“Vesting Date” means the March 5 of the year when a Tranche of Restricted Stock Units vests according to paragraph 2 below.

2. Vesting. The Restricted Stock Units shall vest in — tranches (each a “Tranche”) as set forth below:

             (— %) Restricted Stock Units shall vest on March 5, 20— ;

             (—%) Restricted Stock Units shall vest on March 5, 20— ; and

             ( — %) Restricted Stock Units shall vest on March 5, 20—.

3. Acceleration of Vesting.

(a) Change in Control. In the event of a Change in Control, any portion of the Restricted Stock Units that are not yet vested on the date of the Change in Control shall vest as follows unless an earlier date for vesting is determined by the Administrator: (i) on the next regularly scheduled Vesting Date(s), solely with respect to the Tranche of Restricted Stock Units due to vest on such date, or if sooner, (ii) on the earliest of the following to occur, with respect to all Restricted Stock Units that are then-unvested:

(A) the 18-month anniversary of the Change in Control;

(B) the death or Disability of the Grantee following the Change in Control;

(C) the Termination of Employment of the Grantee by the Company without Cause following the Change in Control; or

(D) the Termination of Employment by the Grantee for Good Reason following the Change in Control.

Example: If a Change in Control occurs on February 1, 2011, then as long as employment continues,      (— %) of the Restricted Stock Units shall vest on March 5, 2011,      (— %) of the Restricted Stock Units shall vest on March 5, 2012 and all remaining Restricted Stock shall vest on August 1, 2012 (18 months after the Change in Control). Notwithstanding the foregoing, if following the occurrence of a Change in Control, there is a Termination of Employment of the Grantee by the Company without Cause, or by the Grantee for Good Reason, then 100% of the then-unvested Restricted Stock Units shall vest immediately.

(b) Death or Disability of Grantee Prior to a Change in Control. In the event of the death or Disability of the Grantee prior to the occurrence of a Change in Control, a fraction of the Restricted Stock Units that are scheduled to become vested on the Vesting Date next following such death or Disability in accordance with paragraph 2 above shall be immediately vested, such fraction to be determined on a pro-rated basis taking into account the number of days that have elapsed since the prior Vesting Date (or, in the case of death or Disability prior to the first Vesting Date, the number of days that have elapsed since the Date of Grant) divided by the total number of days from the prior Vesting Date (or, if applicable, the

Date of Grant) and the Vesting Date immediately following death or Disability. All other Restricted Stock Units shall be forfeited immediately.

(c) Termination without Cause Prior to a Change in Control. Upon a Termination of Employment of the Grantee by the Company without Cause prior to the occurrence of a Change in Control, a fraction of the Restricted Stock Units that are scheduled to become vested on the Vesting Date next following such Termination of Employment shall be immediately vested, such fraction to be determined on a pro-rated basis taking into account the number of days that have elapsed since the prior Vesting Date (or, in the case of such Termination of Employment prior to the first Vesting Date, the number of days that have elapsed since the Date of Grant) divided by the total number of days from the prior Vesting Date (or, if applicable, the Date of Grant) and the Vesting Date immediately following such Termination of Employment. All other Restricted Stock Units shall be forfeited immediately.

(d) Other Termination. In the event of any other Termination of Employment prior to vesting (including for illustration, resignation, retirement or termination for Cause), all Restricted Stock Units will be forfeited.

4. Delivery of Shares. When all or any portion of the Restricted Stock Units have become vested in accordance with paragraphs 2 or 3 of this Vesting Schedule, the Company shall deliver to the Grantee (or his or her beneficiary in the event of death) as soon as reasonably practicable, but subject to Section 3 of the Additional Terms and Conditions, a certificate representing the appropriate number of Shares (which will be unrestricted) or, if determined by the Company, other evidence of the Shares’ registration in book-entry form. In lieu of any fractional Share, the Company shall pay the Grantee an amount in cash equal to such fraction multiplied by the Fair Market Value of a Share determined as of the date of vesting.